SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): SEPTEMBER 1, 2000


                             HENLEY HEALTHCARE, INC.
             (Exact name of registrant as specified in its charter)


                                      TEXAS
                 (State or other jurisdiction of incorporation)


            0-21054                                   76-0511324
   (Commission File Number)                (IRS Employer Identification No.)


120 INDUSTRIAL BOULEVARD, SUGAR LAND, TEXAS               77478
  (Address of principal executive offices)              (Zip Code)



       Registrant's telephone number, including area code: (281) 276-7000


                                 NOT APPLICABLE
          (Former name or former address, if changed since last report)
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ITEM 5.  OTHER EVENTS

SONOPULS 190 ULTRASOUND SYSTEM

      On Friday, August 25, 2000, Henley Healthcare, Inc., a Texas corporation (the "Company"), announced that it had received government approval from the FDA to sell the Enraf-Nonius' Sonopuls 190 Ultrasound System in the United States. With the FDA approval, the Company will begin marketing the Sonopuls 190 in the United States immediately.

      The Sonopuls was developed by the Company's wholly-owned subsidiary Enraf-Nonius B.V. located in Delft, The Netherlands. The Sonpuls 190 is the latest product in the ultrasound line of Enraf-Nonius products and is already approved for use in Europe. The Sonpuls 190, which retails for about $1,200, works by bouncing sound waves off soft tissues, such as muscles or tendons. This increases blood flow to the area and thus reduces inflamation. The important features of this unit are simplicity and functionality. Other features include continuous and pulsed ultrasound at 1MHz, large crystal clear parameter displays, ergonomically shaped treatment head with permanent calibration changeable contact level.

      The Sonopuls 190 is expected to bring in $250,000 in U.S. sales in the next 12-18 months. Globally, revenues from the product are $500,000 a year.

      The Company also stated that it expects to market more Enraf-Nonius' products in the United States as soon as they receive U.S. approval.

FDA INQUIRY

      The Company has been notified that the FDA has inquired with respect to certain issues relating to recordkeeping and labeling regarding the Company's Medipad and Medigel products. Due to a raw materials problem, the Company has not manufactured the Medipad since December 1999. The Company is currently marketing the Medigel products which are in compliance with the FDA labeling regulations for over-the-counter drugs. The Company is in the process of responding to the issues raised by the FDA and is cooperating fully in this inquiry.

NAME CHANGE

      On Tuesday, August 29, 2000, the Company announced that it had received shareholder approval to change its name from Henley Healthcare, Inc. to ePainRx Inc. The board of directors has elected to delay the name change for an unspecified time in order to allow for an orderly transition and to minimize the impact on the Company's cash flow.

      The Company plans to continue operating under its traditional business structure, but has added the Internet as an additional tool for further development and growth of the business.

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
MICROLIGHT 830

      In July 2000, the FDA requested clarification from the Company with respect to certain points outlined in the PMA submitted to the FDA regarding the Company's Microlight 830, a laser treatment for carpal tunnel syndrome. The Company is in the process of responding to the FDA's questions and expects to file its answers within the next ten days. The FDA will have six months to respond to the Company with respect to the Microlight 830 after it receives the Company's answers.

CHARTER AMENDMENT

      The Company also announced that the shareholders had approved the amendment to the Company's Articles of Incorporation to increase the number of shares of capital stock that the Company is authorized to issue from 22,500,000 to 60,000,000, of which 50,000,000 will be shares of common stock, par value $.01 per share, of the Company and 10,000,000 will be shares of preferred stock, par value $.10 per, of the Company.

RESIGNATION

      The Company announced that Michael M. Barbour, President, Chief Executive Officer and a director, has resigned to pursue other interests. The Board of Directors has appointed its Chairman, Dr. Pedro A. Rubio, as interim President and CEO, and will initiate a search for a new President as soon as possible. James L. Sturgeon, currently Executive Vice President - Finance and Chief Accounting Officer, has been appointed Chief Operating Officer.

      This document includes certain statements that may be deemed to be "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical facts, included in the this document that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future are forward-looking statements. Such forward-looking statements are subject to certain risks, uncertainties and other factors, which could cause factual results to differ materially from those currently anticipated, including the risks and uncertainties set forth from time to time in the Company's public reports and filings and other public statements. Readers are cautioned to consider these risks and uncertainties and not place undue reliance on these forward-looking statements. By making these forward-looking statements, the Company undertakes no obligation to update these statements for revisions or changes after the date of this document.

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
                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          HENLEY HEALTHCARE, INC.

                                          By:/s/JAMES L. STURGEON
                                                James L. Sturgeon
                                                Executive Vice President-Finance
                                                and Chief Accounting Officer and
                                                Secretary

September 1, 2000

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